EX-99.B(p)(2)

WELLS FARGO FUNDS MANAGEMENT, LLC

WELLS FARGO FUNDS DISTRIBUTOR, LLC

CODE OF ETHICS

Policy on Personal Securities Transactions

and Trading on Insider Information

Revised

August 17, 2005

TABLE OF CONTENTS

1.	OVERVIEW	1
	1.1 Code of Ethics	1
	1.2 Regulatory Requirements	2
	1.3 Our Duties and Responsibilities to You	3
	1.4 You are an Access Person and may be Investment Personnel	4
	1.5 Your Duty of Loyalty	5
	1.6 Your Standard of Business Conduct	5

2.	PERSONAL SECURITIES TRANSACTIONS	6
	2.1 Avoid Conflicts of Interest	6
	2.2 Reporting Your Personal Securities Transactions	7
	2.3 Reports of the CCO	8
	2.4 Exceptions to Reporting	8
	2.5 Summary of What You Need to Report	8
	2.6 Trading Restrictions and Prohibitions	9
	2.7 Your Reports are Kept Confidential	9

3.	ADDITIONAL RESTRICTIONS IF YOU ARE ALSO AN INVESTMENT PERSONNEL	10
	3.1 Pre-Clearance Requirements	10
	3.2 Prohibited Transactions	12
	3.3 Ban on Short Term Trading Profits	13
	3.4 CCO’s Approval of Your Transactions	13

4.	TRADING ON INSIDER INFORMATION	14
	4.1 What is Insider Trading?	14
	4.2 Using Non-Public Information about a Fund or Account	14

5.	GIFTS, DIRECTORSHIPS AND OTHER OUTSIDE EMPLOYMENT	16
	5.1 Gifts	16
	5.2 Directorships and Other Outside Employment	16

6.	CODE VIOLATIONS	17
	6.1 Investigating Code Violations	17
	6.2 Penalties	18
	6.3 Dismissal and/or Referral to Authorities	19
	6.4 Your Obligation to Report Violations	19

7.	ANNUAL WRITTEN REPORTS TO THE BOARDS OF TRUSTEES	20

8.	RECORD RETENTION	21

APPENDIX A DEFINITIONS		22

APPENDIX B ACKNOWLEDGEMENT AND CERTIFICATION		25

APPENDIX C QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT		26

APPENDIX D INITIAL HOLDINGS REPORT		28

APPENDIX E ANNUAL HOLDINGS REPORT		30

APPENDIX F LIST OF BROAD-BASED INDICES		32

APPENDIX G PRE-CLEARANCE REQUEST FORM FOR INVESTMENT PERSONNEL		33

APPENDIX H COMPLIANCE DEPARTMENT STAFF LIST		34

APPENDIX I SAMPLE REQUEST TO BROKERS FOR COPIES OF ACCOUNT STATEMENTS		35

APPENDIX J POLICY ON GIFTS AND ACTIVITIES WITH CUSTOMERS OR VENDORS		36

APPENDIX K POLICY ON DIRECTORSHIPS AND OTHER OUTSIDE EMPLOYMENT		37

APPENDIX L MUTUAL FUND PRODUCTS		39

Wells Fargo Funds Management, LLC (“Funds Management”) and Wells Fargo Funds Distributor, LLC (the “Distributor”) are referred to as “we” or “us” throughout this Code.

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1. OVERVIEW

1.1 Code of Ethics

See the Definitions located in Appendix A for any terms or phrases you don’t understand.

Wells Fargo Funds Management, LLC, as an investment adviser registered under the Investment Advisers Act of 1940 (“Advisers Act”), and Wells Fargo Funds Distributor, LLC have adopted this Code of Ethics (“Code”) under Rule 17j-1 under the Investment Company Act of 1940 (the “1940 Act”) and Section 204A, including Rule 204A-1, of the Advisers Act. This Code outlines the policies and procedures you must follow and the guidelines we use to govern your personal securities transactions and prevent insider trading. We monitor any activity that may be perceived as conflicting with the fiduciary responsibility we have for the Wells Fargo Advantage FundsSM (the “Funds”) and other accounts we manage such as the Wells Fargo Advisor or managed accounts programs (the “Accounts”).

We are committed to maintaining the highest ethical standards in connection with managing the Funds and Accounts. We have a no tolerance view on dishonesty, self-dealing and trading on material, non-public information. To avoid conflicts of interest, you are required to report to the Compliance Department all pertinent information related to brokerage accounts and other Code-related information.

As an employee, you must:

• Be ethical

• Act professionally

• Exercise independent judgment

• Report violations or suspected violations of the Code to the Compliance Department

As a condition of your employment, you must acknowledge receipt of this Code and certify annually that you have read it and complied with it. You can be disciplined or fired for violating this Code. See Appendix B.

In addition to this Code, you need to comply with the policies outlined in the Handbook for Wells Fargo Team Members and the Wells Fargo Code of Conduct and Business Ethics.

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1.2	Regulatory Requirements

The Securities and Exchange Commission (“SEC”) considers it a violation of the general antifraud provisions of federal securities laws whenever an adviser, such as Funds Management, engages in fraudulent, deceptive or manipulative conduct. As a fiduciary to the Funds and Accounts, we cannot engage in activities such as self-dealing and must disclose all suspected or known conflicts of interest.

The SEC can censure us, limit our activities, functions or operations, or suspend our activities for up to twelve months, or revoke our registration if we fail to reasonably supervise you and you violate federal securities laws. However, we won’t be considered to have failed to reasonably supervise you, if we have:

•	established procedures and a system for applying the procedures, which would reasonably be expected to prevent and detect violations; and

•	reasonably communicated the duties and obligations of the procedures and system to you, while reasonably enforcing compliance with our procedures and system.

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1.3 Our Duties and Responsibilities to You

To help you comply with this Code, the Chief Compliance Officer (“CCO”) and Compliance Department will:

• Notify you in writing that you are required to report under the Code and inform you of your specific reporting requirements.

• Give you a copy of the Code and any amendments and require you to sign a form indicating that you read and understand the Code.

See Appendix H for the Compliance Department’s staff list.	• Give you a new copy of the Code if we make significant changes to it and then require you to sign another form indicating that you received and read the changes to the Code.

•      Require you to have duplicate copies of trade confirmation and account statements for each disclosed account from your broker-dealer, bank, or other party designated on the initial, quarterly, or annual certification sent to us as soon as readily available.

•      Compare all of your reported personal securities transactions with the portfolio transactions report of the Funds and Accounts each quarter. Before we determine if you may have violated the Code on the basis of this comparison, we will give you an opportunity to provide an explanation.

• Review the Code at least once a year to assess the adequacy of the Code and how effectively it works.

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1.4	You are an Access Person and may be Investment Personnel

The Code applies to you because you are an Access Person and may at some time have access to or obtain investment information. You may also be classified as Investment Personnel.

Access Persons are:

•	all employees of Funds Management and/or the Distributor

•	directors and officers of Funds Management and/or the Distributor

•	anyone else designated by the Compliance Department

As an Access Person, you are required to report your initial holdings on your hire date, annual holdings each year, and quarterly transactions in any securities in which you or any immediate family member has any direct or indirect beneficial ownership. You are also required to give us the names of brokerage firms where your accounts are held at your initial hire date and any changes or additions on your quarterly transactions report. (You are not required to report transactions for, and securities held in, any account over which neither you nor any member of your immediate family has any direct or indirect influence or control.)

Investment Personnel are:

•	employees of Funds Management or the Distributor who have access to non-public information regarding any purchase or sale of securities for the Funds or Accounts or any portfolio holdings of the Funds or Accounts;

•	employees involved in making securities recommendations to the Funds or Accounts, who provides information or advice to portfolio managers of a Fund or Account or who help execute and/or implement the portfolio manager’s decision;

•	employees who, in connection with their regular functions obtains information about securities transactions by a Fund or Account or whose function relates to the making of recommendations about transactions in Funds or Accounts; or

•	any other person designated in writing by the CCO.

Investment Personnel have more restrictions on trading than other Access Persons and are required to pre-clear most of their personal trades.

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1.5	Your Duty of Loyalty

You have a duty of loyalty to the Accounts, Funds and their shareholders. That means you always need to act in the best interests of these clients.

You and members of your immediate family must never do anything that allows (or even appears to allow) you to profit or benefit from your relationships with the Funds or Accounts. You must never do anything that even looks like your independence or judgment may have been based on Fund or Account information.

1.6	Your Standard of Business Conduct

You must always observe the highest standards of business conduct and follow all applicable laws and regulations.

You may never:

•	use any device, scheme or artifice to defraud the Funds or Accounts;

•	make any untrue statement of a material fact to the Funds or Accounts or mislead the Funds or Accounts by omitting to state a material fact;

•	engage in any act, practice or course of business that would defraud or deceive the Funds or Accounts; or

•	engage in any manipulative practice with respect to the Funds or Accounts.

You and your immediate family must not:

•	engage in any inappropriate trading practices, including price manipulation.

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2.	PERSONAL SECURITIES TRANSACTIONS

2.1	Avoid Conflicts of Interest

When you invest for your own accounts, there might be conflicts of interest between the interests of the Funds or Accounts and your personal interests. Your personal transactions and investment activities are subject to the guidelines of the Federal Securities Laws. All of your personal securities transactions must be done in a manner that avoids conflicts between your personal interests and those of the Accounts, the Funds or their shareholders.

Examples of conflicts are:

•	You take an investment opportunity away from a Fund or Account to benefit your own portfolio;

•	You use your position to take advantage of available investments;

•	Front running a Fund or Account by trading in securities (or equivalent securities) ahead of the Fund or Account;

•	Taking advantage of information or using Fund portfolio assets or Account assets to effect the market in a way that may be used to personally benefit you.

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2.2	Reporting Your Personal Securities Transactions

You must report all securities accounts in which you or a member of your immediate family who lives in the same house has a beneficial ownership interest. There are three types of reports: (1) an initial holdings report that we receive when you first join us, (2) a quarterly transactional report, and (3) an annual holdings report, as long as you work for us.

You must give each broker-dealer, bank, or fund company where you have an account a letter to ensure that the Compliance Department is set up to receive all account statements and confirmations from all of your accounts.* The Compliance Department may ask you for copies of the letters you sent and copies of your statements.

Initial Holdings Report. Within 10 days of your hire date:

•      You must report all accounts* in which you or your immediate family members beneficially own any securities. If we you give us a copy of all of your statements, you do not need to supply duplicate information. The statements cannot be more than 45 days old when you give them to us.

See form in Appendix D for all information required.

See Appendix I for a sample of the letter you can send to your broker to request that copies of your account statements are sent directly to the Compliance Department.

•      You must list all firms where you have securities accounts.*

•      You must also sign that you have read and will comply with this Code.

Annual Holdings Reports. Within 30 days of each year end:

•      You must report all accounts* in which you or your immediate family members beneficially own any securities. If we receive copies of all of your statements, you do not need to supply duplicate information. The statements cannot be more than 45 days old when you give us the report.

See form in Appendix E for all information required.

•      You must list all firms where you have securities accounts.*

•      You must also sign that you have read and will comply with this Code.

Quarterly Transactions Reports. Within 30 days of calendar quarter end:

•      You must give us a report showing all trades you or your immediate family members made during the quarter. You must submit a report even if you didn’t execute any trades. If we already receive copies of your statements, you don’t need to supply duplicate information.

See form in Appendix C for all information required.

•      You must also tell us of any new securities accounts* you established during the past quarter.

•      You must give us the report by the business day immediately before the weekend or holiday if the thirtieth day is a weekend or holiday.

*	You should include accounts that have the ability to hold securities even if the account does not do so at the report date.

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2.3	Reports of the CCO

Any reports required by the CCO (or the CCO’s designee) must be submitted to an alternate designee who will fulfill the duties of the CCO with respect to those reports. If a securities transaction of the CCO is under consideration, Funds Management’s Chief Legal Officer will act as the alternate CCO for purposes of this section.

2.4	Exceptions to Reporting

You are not required to report any of the following types of transactions:

(1)	Purchases or sales for an account over which you have no direct or indirect influence or control; and

(2)	Purchases or sales of any of the following securities:

•	Direct obligations of the U.S. Government;

•	Banker’s acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•	Shares issued by money market funds, whether affiliated or non-affiliated; and

•	Shares issued by open-end investment companies, other than the Funds. (In other words, you still need to report the shares you own in the Funds, except for our money market funds.)

(3)	Purchases or sales in and out of your accounts that were done as part of an Automatic Investment Plan. (However, if you make a purchase or sale that overrides the pre-set schedule or allocation of the AIP, you must include that transaction in your quarterly transaction report.)

2.5	Summary of What You Need to Report

The table below serves as a handy reference for you to know what types of transactions you need to report on your Quarterly Transactions Report. If you have questions about any types of securities not shown below, please contact the Compliance Department.

Do I have to report transactions in the following types of securities?

Corporate Debt Securities	Yes

Equity Securities	Yes

Funds and Accounts	Yes

Municipal Bonds	Yes

Securities held in discretionary IRA accounts	Yes

Automatic Investment Plans (e.g., stock purchase plans, dividend reinvestment plans, 401(k) plans, 529 plans, or employer-sponsored plans)	No*

Money Market Funds (affiliated and non-affiliated)	No

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Do I have to report transactions in the following types of securities?

Mutual Funds (non-affiliated), including ETFs and iShares	No

Short Term Cash Equivalents	No

U.S. Government Bonds (direct obligations)	No

U.S. Treasury/Agencies (direct obligations)	No

*	If you make a purchase or sale that overrides the pre-set schedule or allocation of the AIP, you must include that transaction in your quarterly transaction report. For Wells Fargo 401(k) plans, you must also report any purchases or sales of any Wells Fargo Advantage Fund made outside of your preset allocation.

2.6	Trading Restrictions and Prohibitions

You must comply with the following trading restrictions and prohibitions:

60-Day Holding Period for Fund Shares

You are required to hold shares you purchase of the Funds (except for shares of a money market fund) for 60 days. This restriction applies without regard to tax lot considerations. If you need to sell Fund shares before the 60-day holding period has passed, you must obtain advance written approval from the CCO. The 60-day holding period does not apply to “purchases” made by dividend reinvestments.

Restricted Investments

You may never buy shares in an IPO or a limited offering. You must get prior written approval from the CCO before you may sell shares that you obtained from an IPO or limited offering before you started working for us.

You May Not Execute Your Own Personal Transactions

You may never execute or process: (1) your own personal transactions, (2) transactions for members of your immediate family, or (3) transactions for accounts of other persons for which you or your immediate family member have been given investment discretion.

You must not Attempt to Manipulate the Market

You must not execute any transactions intended to raise, lower, or maintain the price of any security or to create a false appearance of active trading.

2.7	Your Reports are Kept Confidential

All of the reports you submit to us under this Code are kept confidential. The reports will be reviewed by members of the Compliance Department and possibly our senior executives or legal counsel. Reports may be provided to Fund officers and trustees, and will be provided to government authorities upon request or others if required to do so by law or court order.

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3.	ADDITIONAL RESTRICTIONS IF YOU ARE ALSO AN INVESTMENT PERSONNEL

If you also are classified as Investment Personnel, you must pre-clear most of your trades and comply with the additional trading restrictions described here. The Compliance Department will let you know in writing if you are considered to be investment personnel.

3.1	Pre-Clearance Requirements

As investment personnel, you must pre-clear with the Compliance Department all securities transactions in which you or an immediate family member has a financial interest: The only exceptions for pre-clearance are the ones listed below.

Exceptions from the Pre-Clearance Requirements

Investment personnel are not required to pre-clear any of the following types of transactions:

(1)    Mutual Funds. Securities issued by any registered open-end or closed-end investment companies (including the Funds);

(2)    No Knowledge. Securities transactions that take place without your knowledge (or without our knowledge or the knowledge of members of your immediate family). For example, securities transactions effected for you by a trustee of a blind trust, or discretionary trades involving an investment partnership or managed account, or in the case of a margin call in which you are neither consulted nor advised of the trade before it is executed;

(3)    Certain Corporate Actions. Any acquisition or disposition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions where generally applicable to all holders of the same class of securities. Odd-lot tender offers are also exempt but all other tender offers must be pre-cleared;

(4)    Rights. Any acquisition or disposition of securities through the exercise of rights, options (including Wells Fargo employee stock options), convertible bonds, or other instruments acquired in compliance with this Code;

What’s a Broad Based Index? Broad-based indices are listed in Appendix F. The Compliance Department may designate other indices as broad-based from time to time.

(5)    Commodities, Futures, Options on Futures, and Options on Broad-Based Indices. Commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks), options on futures, options on currencies and options on certain indices designated by the Compliance Department as broad-based indices are not subject to pre-clearance or the seven-day blackout, 60-day profit disgorgement and other prohibited transaction provisions of the Code, but are subject to transaction reporting requirements. All other options on indices not designated as broad-based are subject to pre-clearance, seven-day blackout, 60-day profit disgorgement, prohibited transaction provisions, and reporting provisions of the Code;

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(6)    Giving Gifts or Transferring of Securities. Disposing of securities as a gift to a public charity or as a transfer to or from another account or entity; however these transactions are subject to transaction reporting requirements; and

(7)    Miscellaneous. Any transaction involving the following:

•      bankers acceptances;

•      bank certificates of deposit (CDs);

•      commercial paper;

•      high quality short-term debt instruments, including repurchase agreements;

•      direct obligations of the U.S. Government;

•      the acquisition of equity securities in dividend reinvestment plans (DRIPs), when the acquisition is directly through the issuer or its non-broker agent;

•      securities of the employer of your immediate family member if such securities are beneficially owned through participation by the immediate family member in a profit sharing plan, 401(k) plan, employee stock option plan or other similar plan, however, any transaction that overrides a pre-set schedule or allocation must be included in a quarterly transaction report (this exception does not exempt transactions involving securities in such a plan when the issuer is not the employer of your immediate family member); and

•      other securities as the Compliance Department designates from time to time in writing on the grounds that the risk of abuse is minimal or non-existent.

How to Pre-Clear Your Securities Transactions

If you are an investment personnel, you must follow the steps below to pre-clear your trades:

Remember! If you need to pre-clear a transaction, don’t place an order until you receive written approval to make the trade.

(1)    Request Authorization. Before entering an order for a securities transaction that requires pre-clearance, you must request authorization using the electronic pre-clearance system (CTI). You can also complete, in writing, a Pre-Clearance Request Form and submit the completed form to the Compliance Department. (The CCO must submit any of his/her proposed securities transactions that require pre-clearance to the CCO’s designee. Also, no member of the Compliance Department is able to authorize their own transactions.) You may only request pre-clearance for market orders or same day limit orders.

See Appendix G.

(2)    Have Your Request Reviewed and Approved. After receiving the electronic request or the completed Pre-Clearance Request Form, the CCO or designee will (a) review the information set forth in the form or electronic request, (b) independently confirm whether the securities are held by the Funds or Accounts and

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whether there are any orders to purchase or sell the securities by a Fund or Account, and (c) as soon as reasonably practicable, determine whether to clear the proposed securities transaction. The CCO or designee will notify you of the approval or denial. When a form is used, one copy is kept by the Compliance Department and one copy is returned to you.

(3)    De minimis Exception. You will automatically be pre-cleared to purchase and sell large capitalization securities of no more than 500 shares or $10,000, unless this conflicts with the 60-day short-term profit restriction or unless there is a Fund or Account trade with a same trade date in the same securities or an equivalent security.

3.2	Prohibited Transactions

As an investment personnel, you are prohibited from engaging in any of the following securities transactions for accounts in which you or a member or your immediate family has a financial interest or makes investment decisions. If any of these transactions would normally require pre-clearance, the CCO or designee will only authorize the trades under exceptional circumstances:

•      Trading when there are pending buy or sell orders for the Funds or Accounts. You can not purchase or sell securities on any day during which a Fund or Account has a pending “buy” or “sell” order in for the same security (or equivalent security) until that order is withdrawn. Because we may not know about pending “buy” or “sell” orders on the trade date when your transaction was pre-cleared, our approval may be revoked the next day and you may be required to unwind the transaction.

•      Transactions within the seven-day blackout window. There is a “seven-day blackout” on purchases or sales of securities bought or sold by the Funds or Accounts. That means that if you could have known of a particular Fund or Account transaction or pending transaction, you may not buy that security (or equivalent security) during the seven-day blackout period. For example, if a Fund or Account trades in a security on day one, day eight is the first day you may trade that security for an account in which you have a beneficial interest.

•      Intention to Buy or Sell for Funds or Accounts. You can’t buy or sell securities when you intend, or know of another’s intention, to purchase or sell that security (or an equivalent security) for a Fund or Account. This prohibition applies whether the securities transaction is in the same direction (e.g., two purchases or two sales) or the opposite direction (e.g., a purchase and sale) of the transaction for the Fund or Account.

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3.3	Ban on Short Term Trading Profits

There is a ban on short term trading profits for investment personnel. You are not permitted to buy and sell, or sell and buy, the same security (or equivalent security) within 60 calendar days and make a profit. This prohibition applies without regard to tax lot considerations and short sales. Profits on short sales are also prohibited. If you make a profit on an involuntary call of an option that you wrote, those profits are excluded; however you cannot buy and sell options within 60 days resulting in profits. Sales made at the original purchase price or at a loss are not prohibited.

You may be required to disgorge any profits you make from any sale before the 60-day period expires. In counting the 60 days, multiple transactions in the same security (or equivalent security) will be counted in such a manner as to produce the shortest time period between transactions.

Any exceptions require advance written approval from the CCO.

3.4	CCO’s Approval of Your Transactions

Your Request May be Refused. The CCO (or designee) may refuse to authorize your securities transaction and need not give you an explanation for the refusal. Some reasons for refusing your securities transactions are confidential.

Authorizations Expire. Any transaction approved by the CCO (or designee) is effective until the close of business of the same trading day for which the authorization is granted (unless the CCO revokes that authorization earlier). The Compliance Department may indicate another date when the authorization expires. If the order for the transaction is not executed within that period, you must obtain a new advance authorization before placing your trade.

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4.	TRADING ON INSIDER INFORMATION

The law requires us to have and enforce written policies and procedures to prevent you from misusing material, non-public information. We do this by:

•	limiting your access to files likely to contain non-public information,

•	restricting or monitoring your trades, including trades in securities about which you might have non-public information, and

•	providing you continuing education programs about insider trading.

4.1	What is Insider Trading?

Insider trading is generally defined as occurring when a person has possession of material, non-public information about an issuer’s securities (including Fund or Account securities) and misuses that information by trading in the same securities or equivalent securities, tipping the information to others or otherwise misappropriating the information.

Information is considered material if there is a substantial likelihood that a reasonable investor would consider it important in deciding how to act. Information is considered non-public when it has not been made available to investors generally. Information becomes public once it is publicly disseminated. Limited disclosure does not make the information public (for example, if an insider makes information available to a select group of individuals, it is not public).

WARNING! Insider trading is illegal. You could go to prison or be forced to pay a large fine for participating in insider trading. We could also be fined for your actions.

•	Tipping of material, non-public information is illegal and prohibited. You are tipping when you give non-public information about the Funds or Accounts to someone else so that they can trade.

•	Front running is illegal and prohibited. You are front running if you trade ahead of a Fund or Account order in the same or equivalent security (such as options) on the basis of non-public information regarding impending market transactions.

•	Scalping is illegal and prohibited. You are scalping when you purchase or sell a security (or an equivalent security) for your own account before you recommend/buy or recommend/sell that security or equivalent for a Fund or Account.

4.2	Using Non-Public Information about a Fund or Account

You may not:

•	Share with any other person (unless you are permitted by law and it’s necessary to carry out your duties) any non-public information about a Fund or Account, including: (a) any securities holdings or transactions of a Fund or Account; (b) any securities recommendation made to a Fund or Account; and (c) any securities transaction (or transaction under consideration) by a Fund or Account, including information about actual or contemplated investment decisions.

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•	Use any non-public information regarding a Fund or Account in any way that might compete with, or be contrary to, the interest of such Fund or Account.

•	Use any non-public information regarding a Fund or Account in any way for personal gain.

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5.	GIFTS, DIRECTORSHIPS AND OTHER OUTSIDE EMPLOYMENT

5.1	Gifts

We follow the Wells Fargo & Company policy regarding receiving gifts. Please read and follow the Wells Fargo & Company’s Code of Ethics and Business Conduct Policy for limitations on receiving gifts. See Appendix J.

5.2	Directorships and Other Outside Employment

We follow the Wells Fargo & Company policy regarding holding directorship positions and other outside employment. Please read and follow the Wells Fargo & Company’s Code of Ethics and Business Conduct Policy for requirements regarding directorships. See Appendix K.

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6.	CODE VIOLATIONS

6.1	Investigating Code Violations

The CCO is responsible for enforcing the Code and while the CCO may grant certain exceptions to the Code, the requests must be submitted in advance and in writing. The CCO or designee is responsible for investigating any suspected violation of the Code and if the CCO selects a designee, the designee will report the results of each investigation to the CCO. The CCO is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code in coordination with the designee. Any confirmed violation of the Code will be reported to your supervisor immediately.

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6.2	Penalties

The CCO is responsible for deciding whether an offense is minor, substantive or serious. Any serious offenses as described below will be reported immediately to the Funds’ Board of Trustees. All minor offenses and substantive offenses will be reported to the Funds’ Board of Trustees at the next regularly scheduled quarterly meeting. Penalties will be imposed as follows:

Minor Offenses:

•	First minor offense – Verbal warning;

•	Second minor offense – Written notice;

•	Third minor offense – $1,000 fine to be donated to your charity of choice*.

Minor offenses include, but are not limited to, the following: failure to submit quarterly transaction reports, signed acknowledgments of Code forms and certifications, excessive (i.e., more than 3) late submissions of such documents and, for investment personnel, conflicting pre-clear request dates versus actual trade dates.

Substantive Offenses:

•	First substantive offense – Written notice;

•	Second substantive offense – $1,000 fine to be donated to your charity of choice*;

•	Third substantive offense – $5,000 fine or disgorgement of profits (whichever is greater) to be donated to your charity of choice* and/or termination of employment and/or referral to authorities.

Substantive offenses include, but are not limited to, the following: unauthorized purchase/sale of restricted investments as outlined in this Code, violations of short-term trading for profit (60-day rule) and, for investment personnel, violations of the seven-day blackout periods and failure to request trade pre-clearance.

Serious Offenses:

Trading with insider information and/or “front running” or “scalping” Fund or Account information is considered a “serious offense”. We will take appropriate steps, which may include termination of employment and/or referral to governmental authorities for prosecution. The Fund’s Board will be informed immediately of any serious offenses.

We may deviate from the penalties listed in the Code where the CCO and/or senior management determines that a more or less severe penalty is appropriate based on the specific circumstances of that case. For example, a first substantive offense may warrant a more severe penalty if it follows two minor offenses. Any deviations from the penalties listed in the Code, and the reasons for such deviations, will be documented and maintained in the Code files.

*	All fines will be made payable to your charity of choice (reasonably acceptable to Wells Fargo) and turned over to us and we will mail the donation check on your behalf.

August 2005	18	Code of Ethics

Wells Fargo Funds Management, LLC	Wells Fargo Funds Distributor, LLC

6.3	Dismissal and/or Referral to Authorities

Repeated violations of the Code may result in dismissal. In addition, the CCO and/or senior management may determine that a single flagrant violation of the law, such as insider trading, will result in immediate dismissal and referral to authorities.

6.4	Your Obligation to Report Violations

You must report any violations or suspected violations of the Code to the CCO or to a member of the Compliance Department. Your reports will be treated confidentially and will be investigated promptly and appropriately. Violations include:

•	non-compliance with applicable laws, rules, and regulations;

•	fraud or illegal acts involving any aspect of our business,

•	material misstatements in reports,

•	any activity that is specifically prohibited by the Code,

•	deviations from required controls and procedures that safeguard clients and us.

August 2005	19	Code of Ethics

Wells Fargo Funds Management, LLC	Wells Fargo Funds Distributor, LLC

7.	ANNUAL WRITTEN REPORTS TO THE BOARDS OF TRUSTEES

Issues and Violations under the Code. At least annually, the CCO provides written reports to the Funds’ Board of Trustees. The reports must describe any issues or material violations that arose during the previous year under the Code and any resulting sanctions. Any exceptions granted under the Code must also be described. The CCO may report to the Funds’ Board more frequently as the CCO deems necessary or appropriate, and shall do so as requested by the Board.

Our Certification to the Board. Each report must be accompanied by a certification to the Board that we have adopted procedures reasonably necessary to prevent you from violating the Code.

Annual Review. The CCO reviews the Code at least once a year to assess the adequacy of the Code and how effectively it works. As part of the annual report to the Funds’ Board, the CCO identifies any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

The Funds’ Board of Trustees must approve all material amendments within six months following adoption.

August 2005	20	Code of Ethics

Wells Fargo Funds Management, LLC	Wells Fargo Funds Distributor, LLC

8.	RECORD RETENTION

We will keep the following records in an easily accessible place for at least six years, and will make the records available to the SEC or any representative at any time:

1.	Code of Ethics. A copy of this Code and all previous versions of the Code that were ever in effect.

2.	Violations. A record of all Code violations and actions taken as a result of those violations.

3.	Required Reports. All reports required by the Code including records of the procedures followed in connection with the pre-clearance requests of investment personnel. All information relied on by the CCO or designee in authorizing any securities transactions. All reports used in post-trade monitoring and review will also be maintained.

4.	Access Persons and Investment Personnel List. A list of all persons who are, or have been, required to make reports pursuant to the Code.

5.	Board Reports. Copies of any reports given to the Funds’ Board of Trustees.

August 2005	21	Code of Ethics

APPENDIX A

DEFINITIONS

General Note:

The definitions and terms used in the Code are intended to mean the same as they do under the 1940 Act and the other federal securities laws. If a definition hereunder conflicts with the definition in the 1940 Act or other federal securities laws, or if a term used in the Code is not defined, you should follow the definitions and meanings in the 1940 Act or other federal securities laws, as applicable.

Accounts	Accounts (such as Managed Accounts and Wells Fargo Advisor Accounts) that are advised by Wells Fargo Funds Management LLC, but which are not Funds.

Automatic Investment Plan	A program that allows a person to have a set amount of money electronically transferred from one account to another at a specified frequency to buy shares. May be part of a SPP (stock purchase plan), DRIP (Dividend Reinvestment Plan), 529 Plan accounts, or employer-sponsored plan.

Beneficial Owner	Generally the person that enjoys the benefits of ownership even though title may be in another name. You should consider yourself the “beneficial owner” of any securities in which you have a direct or indirect financial or “pecuniary” interest, whether or not you have the power to buy and sell, or to vote, the securities. In addition, you should consider yourself the beneficial owner of securities held by a member of your immediate family. (See Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder for a complete definition.)

Control	The power to exercise a controlling influence over the management or policies of a company, unless the power is solely the result of an official position with such company. Owning 25% or more of a company’s outstanding voting securities is presumed to give you control over the company. This presumption may be countered by the facts and circumstances of a given situation. (See Section 2(a)(9) of the 1940 Act for a complete definition.)

Equivalent Security	Any security issued by the same entity as the issuer of a subject security that is convertible into the equity security of the issuer. Examples include, but are not limited to, options, rights, stock appreciation rights, warrants and convertible bonds.

Federal Securities Laws	The Securities Act of 1933 (15 U.S.C. 77a-aa), the Securities Exchange Act of 1934 (15 U.S.C. 78a—mm), the Sarbanes-Oxley Act of 2002 (Pub. L. 107-204, 116 Stat. 745 (2002)), the Investment Company Act of 1940 (15 U.S.C. 80a), the Investment Advisers Act of 1940 (15 U.S.C. 80b), Title V of the Gramm-Leach-Biley Act (Pub. L. No. 100-102, 113 Stat. 1338 (1999)), any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act (31 U.S.C. 5311-5314; 5316-5332) as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

Appendix A	22	Definitions

Financial or Pecuniary Interest

The opportunity for you or your immediate family member, directly or indirectly, to profit or share in any profit derived from a securities transaction. You or your immediate family member may have a financial interest in:

•      Your accounts or the accounts of immediate family members

•      A partnership or limited liability company, if you or an immediate family member is a general partner or a managing member

•      A corporation or similar business entity, if you or an immediate family member has or shares investment control; or

•      A trust, if you or an immediate family member is a beneficiary

Fund	Refers to any Wells Fargo Advantage FundSM

High quality short-term debt instrument	Any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization such as Moody’s Investors Service.

Immediate Family Member	Includes any of the following persons who may reside in the same household with you:

	• spouse	• grandparent	• mother-in-law

	• domestic partner	• grandchild	• father-in-law

	• parent	• brother	• daughter-in-law

	• stepparent	• sister	• son-in-law

	• child (including adopted)		• sister-in-law

	• stepchild		• brother-in-law

Immediate family member may include any other relationship that the CCO determines could lead to possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety. It may also include any person who does not reside in same household with you but for whom you or a member of your immediate family has the ability to or exercises the ability to make investment decisions in such account.

IPO	An initial public offering, or the first sale of a company’s securities to public investors. Specifically it is an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

Large Capitalization Security	A company’s securities that are over $5 billion in market capitalization.

Limited Offering	An offering that is exempt from registration under the Securities Act of 1933, such as private placements. (See Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506).

Appendix A	23	Definitions

Non-Public Information	Any information that is not generally available to the general public in widely disseminated media reports, SEC filings, public reports, prospectuses, or similar publications or sources.

Purchase or Sale of a Security	Includes, among other things, gifting or the writing of an option to purchase or sell a security.

Securities Transaction	A purchase or sale of securities, in which you or a member of your immediate family has or acquires a beneficial interest.

Security	As defined under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. Government; bankers’ acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; shares issued by affiliated or unaffiliated money market funds; or shares issued by open-end investment companies other than the Funds or Accounts.

Appendix A	24	Definitions

Wells Fargo Funds Management, LLC	Wells Fargo Funds Distributor, LLC

APPENDIX B

ACKNOWLEDGEMENT AND CERTIFICATION

I certify that I have received, read, and understand that I am subject to the Code of Ethics and Policy on Personal Securities Transactions and Insider Information dated August 17, 2005 for Wells Fargo Funds Management, LLC and Wells Fargo Funds Distributor, LLC.

I know that the Wells Fargo & Company’s Code of Ethics and Business Conduct also applies to me.

I will and have provided complete and accurate reporting as required by the Code and have complied with and will comply with all requirements of the Code.

I certify that I have not and will not:

•	Execute any purchases or sales, directly or indirectly, that are prohibited by the Code.

•	Employ any device, scheme or artifice to defraud Wells Fargo & Company, Funds Management, the Distributor or any Fund or Account.

•	Engage in any act, practice or course of business, which operates or would operate as a fraud or deceit upon Wells Fargo & Company, Funds Management, the Distributor or any Fund or Account.

•	Make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading.

•	Engage in any manipulative practice with respect to Wells Fargo & Company, Funds Management, the Distributor or any Fund or Account.

•	Trade while in possession of material, non-public information.

•	Trade ahead of or front-run any transactions for a Fund or Account.

•	Engage in any other prohibited conduct.

I understand that I violate this Code if I fail to submit a record of my personal securities transactions within thirty calendar days of the end of each quarter.

Signature	Date

Print Name

PLEASE SUBMIT FORM TO THE COMPLIANCE DEPARTMENT WITHIN 10 DAYS AFTER YOU RECEIVE IT.

(FAX 414-577-7829)

Appendix B	25	Acknowledgement and Certification

Wells Fargo Funds Management, LLC	Wells Fargo Funds Distributor, LLC

APPENDIX C

QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Name of Reporting Person:	___________________________________	NOTE: You do not need to supply duplicate information from the account statements we already receive.*
Calendar Quarter Ended:	___________________________________
Date Report Due:	___________________________________
Date Report Submitted:	___________________________________

Your Securities Transactions

☐	Please check if you had no securities transactions to report for the last quarter.

or

☐	Please check if all of your securities transactions are provided on duplicate account statements.

or

Please complete the table below if you had securities transactions during the last quarter.

Date of Transaction	Name of Issuer and/or Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)	Name on Account, Type of Account and Account Number	Type of Transaction (purchase or sale)	Price	Name of Broker-Dealer or Bank Effecting Transaction	Ticker or Cusip

*	Keep in mind, we do not receive account statements for your 401(k) plans so if you made any trades outside of your pre-set allocations, those must be reported here.

Appendix C	26	Quarterly Personal Securities Transactions Report

Wells Fargo Funds Management, LLC	Wells Fargo Funds Distributor, LLC

Your Securities Accounts

☐	Please check here if you do not hold any securities accounts.

or

☐	Please check here if you did not open any securities accounts during the quarter.

or

Please complete the table below if you opened a securities account during the last quarter.*

Name of Broker-Dealer or Bank, Wells Fargo Mutual Fund or Affiliated Mutual Fund	Date Account was Established	Name(s) on and Type of Account	Account Number

*	Please provide a copy of the most recent account statement for each account listed in the table above.

I certify that this report is complete and accurate and that I have included all accounts required to be reported under the Code of Ethics.

Signature	Date

Print Name

PLEASE SUBMIT FORM TO THE COMPLIANCE DEPARTMENT (FAX 414-577-7829)

Appendix C	27	Quarterly Personal Securities Transactions Report

Wells Fargo Funds Management, LLC	Wells Fargo Funds Distributor, LLC

APPENDIX D

INITIAL HOLDINGS REPORT

Name of Reporting Person:	___________________________________	NOTE: If you can provide us with your account statements no more than 45 days old, you may not need to complete the table below
Date Person Became Subject to the Code’s Reporting Requirements:	___________________________________
Information in Report Dated as of:
(Note: Information should be dated no more than 45 days before report is submitted.)	___________________________________
Date Report Due:	___________________________________
Date Report Submitted:	___________________________________

Your Securities Holdings

☐	Please check here if you have no securities holdings to report.

or

☐	Please check if all of your securities holdings are provided on duplicate account statements.

or

Please complete the table below to report your holdings.

Name of Issuer and Title of Security, including Type	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)	Exchange Ticker Symbol or CUSIP Number	Name of Broker-Dealer or Bank, Fund

Appendix D	28	Initial Holdings Report

Wells Fargo Funds Management, LLC	Wells Fargo Funds Distributor, LLC

Your Securities Accounts

☐	Please check here if you do not hold any securities accounts.

or

Please complete the table below if you have securities accounts to report.*

Name of Broker-Dealer or Bank, Fund	Name(s) on and Type of Account	Account Number

*	Please provide a copy of the most recent account statement for each account listed in the table above.

I certify that this report is complete and accurate and that I have included all accounts required to be reported under the Code of Ethics.

Signature	Date

Print Name

PLEASE SUBMIT FORM TO THE COMPLIANCE DEPARTMENT (FAX 414-577-7829)

Appendix D	29	Initial Holdings Report

Wells Fargo Funds Management, LLC	Wells Fargo Funds Distributor, LLC

APPENDIX E

ANNUAL HOLDINGS REPORT

Name of Reporting Person:	___________________________________	NOTE: You do not need to supply duplicate information from the account statements we already receive.*
Information in Report Dated as of:
(Note: Information should be dated no more than 45 days before report is submitted.)	___________________________________
Date Report Due:	___________________________________
Date Report Submitted:	___________________________________
Calendar Year Ended: December 31, ____

Your Securities Holdings

☐	Please check here if you have no securities holdings to report.

or

☐	Please check if all of your securities holdings are provided on duplicate account statements.

or

Please complete the table below to report your holdings.

Name of Issuer and Title of Security, including Type	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)	Exchange Ticker Symbol or CUSIP Number	Name of Broker-Dealer or Bank, Fund

*	Keep in mind, we do not receive account statements for your 401(k) plans so if you hold any Wells Fargo Advantage Funds in your plans, those must be reported here.

Appendix E	30	Annual Holdings Report

Wells Fargo Funds Management, LLC	Wells Fargo Funds Distributor, LLC

Your Securities Accounts

☐	Please check here if you do not hold any securities accounts.

or

Please complete the table below if you have any securities accounts to report.*

Name of Broker-Dealer or Bank, Wells Fargo Mutual Fund or Affiliated Mutual Fund	Date Account was Established	Name(s) on and Type of Account	Account number

*	Please provide a copy of the most recent account statement for each account listed in the table above.

I certify that this report is complete and accurate and that I have included all accounts required to be reported under the Code of Ethics.

Signature	Date

Print Name

PLEASE SUBMIT FORM TO THE COMPLIANCE DEPARTMENT (FAX 414-577-7829)

Appendix E	31	Annual Holdings Report

Wells Fargo Funds Management, LLC	Wells Fargo Funds Distributor, LLC

APPENDIX F

LIST OF BROAD-BASED INDICES

The following list comprises the broad-based indices as designated by the Compliance Department.

DESCRIPTION OF OPTION	SYMBOL	EXCHANGE
Biotechnology Index	BTK	AMEX

Computer Technology	XCI	AMEX

Diamonds	DIA, DJD, DXN, DXU, DXV

Eurotop 100	TOP1	AMEX

Gold / Silver Index *	XAU	PHLX

Hong Kong Option Index	HKO	AMEX

Inter@ctive Wk. Internet Index	IIX	CBOE

I-Shares	Various	AMEX

Japan Index	JPN	AMEX

Major Market Index *	XMI	AMEX

Morgan Stanley High Tech Index	MSH	AMEX

NASDAQ-100*	NDX, QQQ	CBOE

Oil Service Sector Index	OSX	PHLX

Pacific High Tech Index	PSE	PSE

PHLX	Various	AMEX

Russell 2000 *	RUY, RTY	CBOE

Semiconductor Sector	SOX	PHLX

S & P 100 *	OEX	CBOE

S & P 400 Midcap Index *	MID, MDY	CBOE

S & P 500 *	SPX	CBOE

S&P 1500 Supercomposite	SPR	CBOE

SPDRS	Various	AMEX

StreetTRACKS	Various	AMEX

SOX	Various	AMEX

Technology Index	TXX	CBOE

VIPERs	VTI	AMEX

Wilshire Small Cap Index	WSX	PSE

*	Includes LEAP

Appendix F	32	Broad Based Indices

Wells Fargo Funds Management, LLC	Wells Fargo Funds Distributor, LLC

APPENDIX G

PRE-CLEARANCE REQUEST FORM FOR INVESTMENT PERSONNEL

Ctrl. No.	Associate ID #

FAX TO 414-577-7829

Name of Investment Personnel (and trading entity, if different):

Name and Symbol of Security:

Maximum Quantity to be Purchased or Sold:

Name of Broker completing the transaction:

Broker Account Number:

Broker Phone Number:

Check all that apply:	☐ Purchase	☐ Sale	☐ Market Order	☐ Limit Order Limit Order Price $

In connection with the above transaction, I represent that:

1.	I do not have any material non-public information regarding the security or the issuer of the security.

2.	To my knowledge:

(a)	The securities or equivalent securities [ are / are not ] (circle one) held by any of the Funds or other Funds Management Accounts;

(b)	There are no outstanding purchase or sell orders for this security (or any equivalent security) by any of the Funds or Funds Management Accounts; and

(c)	None of the securities (or equivalent securities) is actively being considered for purchase or sale by any of the Funds or Funds Management Accounts.

3.	The securities are not being acquired in an initial public offering.

4.	The securities are not being acquired in a private placement

5.	If I am a Portfolio Manager, none of the accounts that I manage purchased or sold these securities (or equivalent securities) within the past seven calendar days and I do not expect any such client accounts to purchase or sell these securities (or equivalent securities) within seven calendar days of my purchase or sale.

6.	If I am purchasing these securities, I have not directly or indirectly (through any immediate family members, any account in which I have a beneficial ownership or otherwise) sold these securities (or equivalent securities) in the prior 60 days.

7.	If I am selling these securities, I have not directly or indirectly (through any immediate family member, any account in which I have a beneficial ownership or otherwise) purchased these securities (or equivalent securities) in the prior 60 days.

8.	I have read the Code of Ethics within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.

9.	I understand that because Funds Management may not have access to such pending “buy” or “sell” information on the trade date, any pre-clearance of a purchase or sale may be revoked, and may require that I unwind the transaction, if Funds Management obtains information on T+1 that indicates there was a pending “buy” or “sell” order on the trade date.

Signature of Investment Personnel	Date

Print Name	Approved by:

Date Approved:

Appendix G	33	Pre-Clearance Request Form

Wells Fargo Funds Management, LLC	Wells Fargo Funds Distributor, LLC

APPENDIX H

COMPLIANCE DEPARTMENT STAFF LIST

Dorothy Peters, Chief Compliance Officer

Samuel Hom, Operational Risk Manager

Tammy Leong, Compliance Consultant

Funds Management

Elizabeth Cordova, Compliance Manager*

Steve Maehl, Compliance Consultant*

Mark Mangilit, Compliance Consultant*

Andrea Willett de Yaquian, Compliance Consultant

Carol Wittig

Funds Distributor

Steven Schneider, Compliance Manager

Elizabeth Guest, Compliance Consultant

C. David Messman, Chief Legal Officer

*	CCO Designees for Code of Ethics Monitoring

Appendix H	34	Compliance Department Staff List

Wells Fargo Funds Management, LLC	Wells Fargo Funds Distributor, LLC

APPENDIX I

SAMPLE REQUEST TO BROKERS FOR COPIES OF ACCOUNT STATEMENTS

DATE:

Brokerage Firm

Address

City, State Zip Code

RE: Access Person Account #

Attention Compliance Department:

I am obligated under the Wells Fargo Funds Management, LLC Code of Ethics to submit securities holdings reports and transaction reports. In accordance with this requirement, I am asking you to have duplicate copies of periodic statements and confirmations (not less frequently than quarterly) for the following account(s) to be sent to:

CONFIDENTIAL

Chief Compliance Officer

Wells Fargo Funds Management, LLC

N78 W14573 Appleton Ave. PMB 294

Menomonee Falls, WI 53051

Your cooperation is most appreciated. If you have any questions regarding this request, please contact me directly at (XXX) XXX-XXXX.

Sincerely,

Access Person

cc: Compliance Department of Wells Fargo Funds Management, LLC

Appendix I	35	Sample Letter to Brokers

Wells Fargo Funds Management, LLC	Wells Fargo Funds Distributor, LLC

APPENDIX J

POLICY ON GIFTS AND ACTIVITIES WITH CUSTOMERS OR VENDORS

You and your family members must not accept gifts from or participate in activities with (including services, discounts, entertainment, travel or promotional materials) an actual or potential customer or vendor or from business or professional people to whom you do or may refer business unless the gift or activity was in accordance with accepted, lawful business practices and is of sufficiently limited value that no possible inference can be drawn that the gift or activity could influence you in the performance of your duties for Wells Fargo. It is unlawful for you to corruptly seek or accept anything of value from any person, intending to be influenced or rewarded in connection with any business or transaction of Wells Fargo. This rule applies to all team members, including, but not limited to, those involved in recommending or making decisions related to:

•	Pricing of products sold by the company

•	Extension of credit, or

•	Purchase of goods or services from outside vendors

1.	Money – Money (cash, check, money order or electronic funds) must never be accepted or given.

2.	Giving Gifts – Team members who wish to give gifts to vendors or customers must follow standard expense authorization procedures.

Gifts valued at more than $100 to a current or potential customer within any calendar year must be approved, in writing, by your Code Administrator.

Team members who wish to give personal gifts to other team members must follow the general guideline that the gift be made in accordance with accepted business practices and is of sufficiently limited value that the gift could not influence the giver or the receiver in the performance of their duties for Wells Fargo, nor create actual or perceived pressure to reciprocate.

3.	Accepting Gifts – You may not accept gifts, gift cards or gift certificates worth more than $100 from a current or potential customer, vendor or their agent within any calendar year. However, the following items are not subject to the $100 limit:

•	Gifts based on obvious family or personal relationship when it is clear that the relationship, and not the company’s business, is the basis for the gift

•	Discounts or rebates on merchandise or services from an actual or potential customer or vendor if they are comparable to and do not exceed the discount or rebate generally given by the customer or vendor to others

•	Awards from civic, charitable, educational or religious organizations for recognition of service and accomplishment, or

•	Gifts of tickets to sporting or other entertainment events, provided the aggregate value to you and your guests is not more than $300 per customer or vendor per year

4.	Activities with Customers or Vendors – Activities with existing or potential customers or vendors that are paid for by them (including meals, sporting events and other entertainment, as well as trips to customer and vendor sites, exhibits and other activities) may be accepted only if the activity is a customary, accepted and lawful business practice and is of sufficiently limited value that no possible inference can be drawn that participating in the activity could influence you in the performance of your duties for Wells Fargo.

If you have any doubt about the propriety of participating in an activity offered by a customer or a vendor you should consult with your supervisor before accepting the offer. If the activity includes travel paid for by a customer or vendor, you must obtain management approval before accepting the trip.

Appendix J	36	Policy on Receiving Gifts

Wells Fargo Funds Management, LLC	Wells Fargo Funds Distributor, LLC

APPENDIX K

POLICY ON DIRECTORSHIPS AND OTHER OUTSIDE EMPLOYMENT

You are expected to devote full time to Wells Fargo’s interests during regular working hours and during any additional time that is required. While Wells Fargo recognizes that involvement in civic and political activities is beneficial to your personal growth and influence within your community and profession, as well as to Wells Fargo, participation in outside activities must not adversely affect your performance of your duties for Wells Fargo. Outside activities that compete with Wells Fargo’s business or present a conflict or potential conflict of interest are not permitted.

Participation in an outside business or other outside activity involves responsibilities and risks of which you need to be aware and need to be willing to assume. Approval shall not imply that you are serving at the direction or request of Wells Fargo.

1.	Outside Business and Employment Activities – With the exception of a sole proprietorship or family-owned small business as described below, you may not accept a position as a director, trustee, officer, owner or general partner of any outside business organized for profit without obtaining approval of a member of the Management Committee. If approval is granted, it will be contingent on the following factors:

•	You have no involvement on behalf of Wells Fargo in the approval or management of credit, purchases or other business transactions with the for-profit business

•	It is at all times made clear that you are not serving at the direction or request of Wells Fargo, and

•	You understand the challenges and risks of the outside position and are alert for actual or potential conflicts of interest

Approval to serve as a director of a publicly held corporation must be obtained from the Chief Executive Officer of Wells Fargo & Company.

You may have other employment or act as a sole proprietor or be involved in a family-owned business without prior approval as long as the outside employment or business does not involve an activity or business that competes with Wells Fargo or cause an actual or potential conflict of interest. Any team member who desires to accept competing or conflicting outside employment must request an exception to the Code.

Any exception to these outside business and employment provisions of the Code must be approved in writing by a member of the Management Committee for your business line or the Ethics Committee. IF you receive an exception to participate in outside business or employment activities, your participation must be re-disclosed and re-approved at any time there is a change in relevant facts upon which the exception was granted.

Competing or conflicting outside employment includes any position that:

•	Competes with a service or business provided by Wells Fargo including, but not limited to, working for a:

•	Bank

•	Mortgage company

•	Savings and loan association

•	Credit union

•	Trust company

•	Insurance agency

•	Broker-dealer, or

•	Financial services company

Appendix K	37	Policy on Directorships/Outside Employment

Wells Fargo Funds Management, LLC	Wells Fargo Funds Distributor, LLC

•	Requires activities or services to be performed during regular Wells Fargo working hours (e.g., receiving phone calls, preparing reports) or uses Wells Fargo equipment or supplies

•	Involves information developed for or proprietary to Wells Fargo

•	Includes providing services to the general public where the knowledge of the individual’s employment with Wells Fargo may influence customers

•	Compensates you for serving as an “expert witness” in a legal proceeding

•	Involves preparation, audit or certification of statements or documents Wells Fargo may rely on to make lending or other decisions, or

•	Is with a company that is a customer of Wells Fargo, if you have signing authority or some other level of control or authority over any of the deposit or credit accounts maintained at Wells Fargo.

Some other employment is permitted only under limited circumstances with advance approval. Such employment may include:

•	Employment involving the preparation of tax returns

•	Employment involving investment or legal advice

•	Employment in which you give advice based on information obtained through Wells Fargo employment

•	Activity as a real estate salesperson, broker, agent or contractor, or

•	Outside business activity with a Wells Fargo team member with whom you have a close business relationship at Wells Fargo, including:

•	Supervision

•	Processing, reviewing or auditing of work, or

•	Frequent exchanges of information, advice or services

2.	Civic Activities – Your participation in religious, community, professional or charitable organizations is encouraged. Approval is not required to participate in or accept appointment as a trustee, director or officer of a non-profit organization unless there is lending relationship or some other potential conflict of interest between the organization and Wells Fargo. Participation shall not imply that you are serving at the direction or request of Wells Fargo.

3.	Political Activities – You are encouraged to participate in political activities on your own time and in accordance with your individual desires and political preferences. However, it must be clear at all times that your participation is done as an individual and not as a representative of Wells Fargo. Before you become a candidate or appointee to a public office you must notify your supervisor and the Compliance Department.

4.	Fiduciary Activities – You must not accept appointment as an executor, administrator, guardian, trustee or similar fiduciary capacity unless the appointment is based on a family or obvious close personal relationship and it is clear that the relationship, not your position with Wells Fargo, is the basis for the appointment and the relationship did not arise out of the business of Wells Fargo. Requests for exceptions to this policy must be approved in writing by a member of the Management Committee of Wells Fargo & Company. Approval of an exception to this policy shall not imply that you are serving at the direction or request of Wells Fargo.

5.	Wills, Trusts, and Estates – You may witness or notarize a customer’s will only if the customer’s attorney is present. You may not be named in or accept an inheritance under a will or other instrument from a customer, unless the customer is a family member or other relative. Exceptions to this rule must be approved in writing by a member of the Management Committee of Wells Fargo & Company.

Appendix K	38	Policy on Directorships/Outside Employment

Wells Fargo Funds Management, LLC	Wells Fargo Funds Distributor, LLC

APPENDIX L

MUTUAL FUND PRODUCTS

The following list comprises all of the Wells Fargo Advantage FundsSM (except for the money market funds). You are required to report your activities in these Funds.*

WELLS FARGO FUNDS TRUST

(Balanced)

Aggressive Allocation

Asset Allocation

Balanced

Conservative Allocation

Growth Balanced

Life Stage-Aggressive Portfolio

Life Stage-Conservative Portfolio

Life Stage-Moderate Portfolio

Moderate Balanced

Outlook 2010

Outlook 2020

Outlook 2030

Outlook 2040

Outlook Today

WealthBuilder Conservative Allocation Portfolio

WealthBuilder Equity Portfolio

WealthBuilder Growth Allocation Portfolio

WealthBuilder Growth Balanced Portfolio

WealthBuilder Moderate Balanced Portfolio

WealthBuilder Tactical Equity Portfolio

(Equity)

C&B Large Cap Value

C&B Mid Cap Value

C&B Tax-Managed Value

Capital Growth

Common Stock

Discovery

Diversified Equity

Diversified Small Cap

Dividend Income

Endeavor Large Cap

Endeavor Select

Enterprise

Equity Income

Equity Index

Equity Value

Growth

Growth & Income

Growth Equity

Index

Large Cap Appreciation

Large Cap Growth

Large Company Core

Large Company Growth

Mid Cap Disciplined

Mid Cap Growth

Opportunity

Small Cap

Small Cap Disciplined

Small Cap Opportunities

Small Cap Value

Small Company Growth

Small Company Value

Small/Mid Cap Value

U.S. Value

(Equity-International)

Asia Pacific

Emerging Markets Focus

Institutional Emerging Markets

International Core

International Equity

International Value

Overseas

(Equity-Sector)

Specialized Financial Services

Specialized Heath Sciences

Specialized Technology

(Taxable Fixed Income)

Corporate Bond

Diversified Bond

Government Securities

High Income

High Yield Bond

Income Plus

Inflation-Protected Bond

Intermediate Government Income

Short Duration Government Bond

Short-Term Bond

Short-Term High Yield Bond

Stable Income

Strategic Income

Total Return Bond

Ultra Short-Term Income

Ultra-Short Duration Bond

(Tax-Free Fixed Income)

California Limited-Term Tax-Free

California Tax-Free

Colorado Tax-Free

Intermediate Tax-Free

Minnesota Tax-Free

Municipal Bond

National Limited-Term Tax-Free

National Tax-Free

Nebraska Tax-Free

Short-Term Municipal Bond

Ultra Short-Term Municipal Income

Wisconsin Tax-Free

WELLS FARGO VARIABLE TRUST

Asset Allocation

C&B Large Cap Value

Discovery

Equity Income

International Core

Large Company Core

Large Company Growth

Multi Cap Value

Opportunity

Small Cap Growth

Total Return Bond

WELLS FARGO MASTER TRUST

Disciplined Growth Portfolio

Equity Income Portfolio

Index Portfolio

International Core Portfolio

International Growth Fund

International Index Fund

Large Cap Appreciation Fund

Equity Value Portfolio

Large Company Growth Portfolio

Overseas Portfolio

Small Cap Index Portfolio

Small Company Growth Portfolio

Small Company Value Portfolio

Managed Fixed Income Portfolio

Stable Income Portfolio

Strategic Value Bond Portfolio

C&B Large Cap Value Portfolio

*	Please note: This list is current as of June 30, 2005. However, there may be other advised Funds, subject to the reporting requirements, which may not be included on this list. For the most current list, please contact the Compliance Department.

Appendix L	39	List of Wells Fargo Advantage Funds